Exhibit 99.1

Pier 1 Intends to Pursue Orderly Wind-Down of Business Operations

Fort Worth, Texas – May 19, 2020 – Pier 1 Imports, Inc. (OTCPK: PIRRQ) (“Pier 1” or the “Company”) today announced that it has filed a motion seeking Bankruptcy Court approval to begin an orderly wind-down of the Company’s retail operations as soon as reasonably possible after store locations are able to reopen following the government-mandated closures during the COVID-19 pandemic. As part of the wind-down, the Company intends to sell its inventory and remaining assets, including its intellectual property and e-commerce business, through the court-supervised process.

Robert Riesbeck, Pier 1’s Chief Executive Officer and Chief Financial Officer said, “We are grateful to our dedicated and hardworking associates, millions of customers and committed vendors who have collectively supported Pier 1 for decades. We deeply value our associates, customers, business partners and the communities in which we operate, and this is not the outcome we expected or hoped to achieve. This decision follows months of working to identify a buyer who would continue to operate our business going forward. Unfortunately, the challenging retail environment has been significantly compounded by the profound impact of COVID-19, hindering our ability to secure such a buyer and requiring us to wind down.”

Together with its financial and legal advisors, Pier 1 engaged in a thorough analysis of all available alternatives prior to deciding on this course of action. Ultimately, due to the combination of a challenging retail environment and the new reality and uncertainty of a post-COVID world, the Company and its advisors determined that an orderly wind-down is the best way to maximize the value of Pier 1’s assets.

Pier 1 intends to initiate store closing efforts and liquidation sales once store locations can reopen, in compliance with COVID-19 guidelines from local government and health officials. The Company is currently continuing to serve customers through Pier1.com, and orders are being processed and filled.

Pier 1 expects to conduct its asset sales pursuant to the bidding procedures established by the Court on February 18, 2020. The Company has proposed July 1, 2020 as the asset bid deadline, July 8, 2020 as the auction date and July 15, 2020 as the sale hearing date.

The Company’s debtor-in-possession (“DIP”) lenders have agreed to allow Pier 1 to overdraw the DIP facility by approximately $40 million to support the Company’s continued operations through the wind-down period. Pier 1 is negotiating the terms of a term sheet with the DIP lenders, the Ad Hoc Group of Term Lenders and the Creditors’ Committee with respect to the wind-down. The Company plans to file a Chapter 11 plan and disclosure statement to bring closure to all parties in the Chapter 11 cases.

Additional information regarding the Company’s court-supervised process is available at https://dm.epiq11.com/Pier1, or by calling the Company’s claims agent, Epiq Corporate Restructuring LLC, at (866) 977-0883 (or +1 (503) 520-4412 for international calls) or sending an email to pierone@epiqglobal.com.

Kirkland & Ellis LLP and Osler, Hoskin & Harcourt LLP are serving as legal advisors to Pier 1 in the U.S. and Canada, respectively. AlixPartners LLP is serving as the Company’s restructuring advisor and Guggenheim Securities, LLC is serving as the Company’s investment banker.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Pier 1 may also make forward-looking statements in other reports filed with the United States Securities and Exchange Commission (“SEC”), in press releases, in presentations and in material delivered to Pier 1’s shareholders. Forward-looking statements provide current expectations of future events based on management’s assumptions and assessments in light of past experience and trends, current economic and industry conditions, expected future developments, and other relevant factors. These statements encompass information that does not directly relate to any historical or current fact and often may be identified with words such as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “intend” and other similar expressions.

Risks and uncertainties that may affect Pier 1’s operations and performance include, among others: risks and uncertainties associated with Pier 1’s and its subsidiaries’ Chapter 11 cases; risks and uncertainties related to, and the impact of, the temporary closure of Pier 1’s stores nationwide and its corporate headquarters, the length of time its stores and corporate headquarters are closed and the associated costs and loss of revenue and impact on liquidity; the failure by Pier 1 to identify, develop and successfully implement immediate action plans and longer-term strategic initiatives; the inability of Pier 1 to anticipate, identify and respond to changing customer trends and preferences for home décor and furniture and to identify, source, ship and deliver items of acceptable quality to its U.S. distribution and fulfillment centers, stores and customers at reasonable prices and rates in a timely fashion; risks related to outsourcing certain business processes to third-party vendors, including disruptions in business, cyber security threats and increased costs; an overall decline in the health of the U.S. economy and its impact on consumer confidence and spending; disruptions in Pier 1’s domestic supply chain or e Commerce website; failure to successfully manage and execute Pier 1’s marketing initiatives; negative impacts from a failure to control merchandise returns and recalls; potential impairment charges on certain long-lived assets; Pier 1’s access to adequate operating cash flow, trade credit, borrowed funds and capital to fund its operations and pay its obligations as they become due, including the impact of continued deterioration of Pier 1’s financial performance or adverse trends or disruption in the global credit and equity markets; the highly competitive retail environment with companies offering similar specialty home merchandise; factors affecting consumer spending, including employment levels and disposable income, interest rates, consumer debt levels, fuel and transportation costs and other factors; an inability to operate in desirable locations at reasonable rental rates and to close underperforming stores at or before the completion of their lease terms; failure to attract, motivate and retain an effective management team or changes in the cost or availability of a suitable workforce; failure to successfully manage omni-channel operations; seasonal variations; increases in costs that are outside Pier 1’s control; adverse weather conditions and natural disasters; risks related to Pier 1’s dependence on technology in the operation of its business; failure to protect consumer data; failure to successfully implement new information technology systems and enhance existing systems; risks related to cybersecurity and e-Commerce related fraud; failure to maintain positive brand perception and recognition; risks related to imported merchandise including the health of global, national, regional, and local economies and their impact on vendors, manufacturers and merchandise; factors beyond Pier 1’s control, including general economic and market conditions, fluctuations in Pier 1’s financial condition or other factors that could affect the common stock price; risks related to actions by activist shareholders; regulatory and legal risks; and litigation risks.

Pier 1 assumes no obligation to update or otherwise revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied will not be realized. Additional information concerning these risks and uncertainties is contained in Pier 1’s Annual Report on Form 10 K for the fiscal year ended March 2, 2019, as filed with the SEC and in Pier 1’s other filings with the SEC.

About Pier 1 Imports, Inc.

Founded with a single store in 1962, Pier 1 Imports is a leading omni-channel retailer of unique home décor and accessories. The Company’s products are available through approximately 541 Pier 1 stores in the U.S. and online at pier1.com. For more information or to find the nearest store, please visit pier1.com.

Contact:

Jennifer Engstrand Reeder

mediarelations@pier1.com